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                                                                    EXHIBIT 10.1

                          LOCKHEED MARTIN CORPORATION
                          ---------------------------

                    MANAGEMENT INCENTIVE COMPENSATION PLAN
                    --------------------------------------


                            Approved July 27, 1995
                          Amended September 24, 1998
                          Amended September 28, 2000

                                   ARTICLE I
                                   ---------

                              PURPOSE OF THE PLAN
                              -------------------


This Plan is established to provide a further incentive to selected employees to promote the success of Lockheed Martin Corporation by providing an opportunity to receive additional compensation for above average performance measured against individual and business unit goals. The Plan is intended to achieve the following:

     1.   Improved cost effectiveness.

     2. Stimulate employees to work individually and as teams to meet objectives and goals consistent with enhancing shareholder values.

     3. Facilitate the Company's ability to retain qualified employees and to attract top executive talent.


                                  ARTICLE II
                                  ----------

                STANDARD OF CONDUCT AND PERFORMANCE EXPECTATION
                -----------------------------------------------

     1. It is expected that the business and individual goals and objectives established for this Plan will be accomplished in accordance with the Company's policy on ethical conduct in business with the Government and all other customers. It is a prerequisite before any award can be considered that a participant will have acted in accordance with the Lockheed Martin Corporation Code of Ethics and Business Conduct and fostered an atmosphere to encourage all employees acting under the Participants' supervision to perform their duties in accordance with the highest ethical standards. Ethical behavior is imperative. Thus, in achieving one's goals, their individual commitment and adherence to the Company's ethical standards will be considered paramount in determining awards under this Plan.

     2. Plan participants whose individual performance is determined to be less than acceptable are not eligible to receive incentive awards.
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                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

     1. PLAN -- This Lockheed Martin Corporation Management Incentive Compensation Plan (MICP).

     2.   BOARD OF DIRECTORS -- The Board of Directors of the Company.

     3. COMMITTEE -- The Management Development & Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

     4. COMPANY -- Lockheed Martin Corporation and those subsidiaries of which it owns directly or indirectly 50% or more of the voting stock or other equity interests.

     5. EMPLOYEE -- Any person who is employed by the Company and who is paid a salary as distinguished from an hourly wage. The term shall be deemed to include any person who was employed by the Company during all or any part of the year with respect to which an appropriation is made to the Plan by the Board of Directors but shall not include any employee who, during any part of such year, was represented by a collective bargaining agent or whose salary is paid by a third party.

     6. PARTICIPANT -- Any Employee selected to participate in the Plan in accordance with its terms.

     7.   PLAN YEAR -- A calendar year.

     8. ANNUAL SALARY -- The regular base salary of a Participant during a fiscal year of the Company, determined by multiplying by 52 the Participant's weekly base salary rate effective during the first full pay period in December preceding the year of payment, but excluding any incentive compensation, commissions, over-time payments, payments under work-week plan, indirect payments, retroactive payments not affecting the base salary or applicable to the current year, and any other payments of compensation of any kind.


                                  ARTICLE IV
                                  ----------

                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

Those Employees who through their efforts are able to contribute significantly to the success of the Company in any given calendar year will be considered eligible for selection for participation in the Plan with respect to that year. Participants are selected each Plan Year based on recommendations by the Business Area Executive Vice Presidents or corporate function heads and have received the endorsement of the Executive Office. Those eligible shall include all Employees considered by the Committee to be key Employees of the Company. No member of the Committee shall be eligible for participation in the Plan.

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                                   ARTICLE V
                                   ---------

                        INCENTIVE COMPENSATION PAYMENTS
                        -------------------------------

     1. CALCULATION OF PAYMENTS -- Incentive compensation payments to Participants shall be calculated in accordance with the formula and procedures set forth in Exhibit A hereto. All such payments shall be in cash.

     2. INDIVIDUAL PERFORMANCE FACTORS -- The Individual Performance Factors of Participants, as provided in Exhibit A shall be determined by the Business Area Executive Vice President or corporate function head and approved by the Executive Office. The performance factors of the Chairman of the Board and the President of Lockheed Martin Corporation shall be determined by the Committee and the Committee shall review the Individual Performance Factors of other Participants who are elected officers of the Company. The Committee may at the request of any member of the Committee review the Individual Performance Factors of any other Participant or groups of Participants. The Committee may make adjustments in any such performance factors as it considers appropriate.

     3. ORGANIZATIONAL PERFORMANCE FACTORS -- Organizational Performance Factors, as provided for in Exhibit A, shall be determined by the Executive Office and shall thereafter be reviewed with and be subject to the approval of the Committee. The Committee may make adjustments in any such factor as it considers appropriate. The Executive Office shall, as soon as feasible in each year, review with the Committee the company and corporate objectives which may relate to the determination of such Organizational Performance Factors.

     4.   RECOMMENDATION BY THE COMMITTEE.

          A. As early as feasible after the end of each Plan Year in respect of which incentive compensation payments are to be made, the Committee shall establish an incentive fund which shall be equal to a percentage, to be determined by the Committee at that time, to be the Company's pretax earnings for the year in which incentive compensation payments are to be made. For purposes of the Plan, pretax earnings shall (i) consist of pretax earnings from operations; (ii) shall not include any earnings attributable to extraordinary items as determined by generally accepted accounting principles; and (iii) shall be computed prior to the deduction of incentive compensation payments to be paid under the Plan.

          B. To the extent that the aggregate of all proposed payments of incentive compensation to all Participants as determined by the application of the formula set forth in Exhibit A (subject to any adjustments made by the Committee under Paragraph 2 or 3 above) exceeds the amount of the incentive fund as determined under Paragraph 4.A. above, all proposed payments of incentive compensation to Participants shall be reduced on a prorata basis.

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          C.   If the Company's pretax earnings, as defined in Paragraph 4A, are less than the aggregate of all proposed payments of incentive compensation (as determined by the application of the formula set forth in Exhibit A subject to 2 or 3 above), the Committee may, in its discretion, establish an incentive fund without regard to the pretax earnings guideline of Paragraph 4A. If the Committee does so, Paragraph 4B shall not apply and the Committee's recommendation to the Board of Directors shall both state that the pretax earnings guideline would be exceeded and set forth the reasons the Committee believes that the proposed incentive compensation payments should nevertheless be made.

          D. The Committee will recommend to the Board of Directors the authorization of an appropriation to the Plan by the Company for distribution to Participants in an amount equal to the incentive fund as computed pursuant to the provisions of this Paragraph 4.

     5. APPROPRIATIONS TO THE PLAN -- The Board of Directors may, notwithstanding any provision of the Plan, make adjustments in any proposed incentive compensation payment under the Plan, and subject to any such adjustments, the Board of Directors will appropriate to the Plan the amount as recommended by the Committee for distribution to the Participants; provided that, the Board of Directors may appropriate an amount which is less than the amount recommended by the Committee in which event all proposed payments of incentive compensation to Participants shall be reduced on a prorata basis.

     6. METHOD OF PAYMENT -- The amount so determined for each Participant with respect to each calendar year shall be paid to such Participant in full or on a deferred basis as determined by the Committee. Such determination as to deferred payments shall be governed by the Committee's judgement as to the time of payment best serving the interests of the Company. Deferred payments shall be made pursuant to such terms and conditions, as may be determined or provided for the by the Committee, only to Participants who continue in the employ of the Company or are retired under a retirement plan approved by the Board of Directors, or to the estates of, or beneficiaries designated by, Participants who shall have died while in such employ or after such retirement. In the event of termination of employment by a Participant for any reason other than such retirement or death, then such Participant or his estate or his beneficiary or beneficiaries, shall after such termination receive a distribution or distributions of any amounts deferred by the Committee, if any, the amount (not in excess of the unpaid deferred payments) and time of which shall be determined or provided for by the Committee. Participants may also elect to defer payments to the extend provided in the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan.

     7. RIGHTS OF PARTICIPANTS -- All payments are subject to the discretion of the Board of Directors. No Participant shall have any right to require the Board of Directors to make any appropriation to the Plan for any calendar year, nor shall any Participant have any vested interest or property right in any share in any amounts which may be appropriated to the Plan. Payments properly made under the Plan and distributed to Participants shall not be recoverable from the Participant by the Company.

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                                  ARTICLE VI
                                  ----------

                                ADMINISTRATION
                                --------------

The Plan shall be administered under the direction of the Committee. The Committee shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Committee may deem appropriate. Any decision made by the Committee under the provisions of this Article shall be conclusive and binding on all parties concerned. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. Notwithstanding the target levels noted on Exhibit A, the Committee and the Board of Directors (as appropriate) may adopt a different target level for any elected officer.


                                  ARTICLE VII
                                  -----------

                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

The Board of Directors shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto.


                                 ARTICLE VIII
                                 ------------

                                EFFECTIVE DATE
                                --------------

The Plan shall be effective with respect to the operations of the Company for the year 1995 and the years subsequent thereto. A Participant who receives an award from this Plan is no longer eligible for any incentive compensation payment from any similar plan which may have been administered by the Lockheed Corporation or the Martin Marietta Corporation.

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                                   EXHIBIT A

CALCULATION OF MANAGEMENT INCENTIVE COMPENSATION PAYMENTS

A.  AWARD FORMULA
    -------------

1. Incentive compensation payments will be calculated by multiplying the Participant's Annual Salary by the applicable "target" of the Participant's position (as defined in B), and that result will then be multiplied by the Individual Performance Factor (as defined in C). The resulting award will be increased or decreased proportionately based on the appropriate Organizational Performance Factor (as defined in D).

2. Partial awards for Participants who terminate employment during a Plan Year may be recommended for consideration based on the following:

    Termination Method    MICP Award
    ------------------    ----------

    Voluntary             May be considered for a pro-rated award if on active
                          status December 1 of the Plan Year with a minimum of six (6) full months as an active Plan Participant during the Plan Year.

    Lay Off May be pro-rated based on the conditions of the case at the discretion of the Business Area Executive Vice President (or major corporate function head) with a minimum of (6) full months as an active Plan Participant during the Plan Year.

    Retirement            May be considered for a pro-rated award with a minimum
                          of (6) full months as an active Participant during the Plan Year if Participant goes directly into retirement status upon termination.


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3.  Pro-rated awards may be recommended for individuals who become Participants subsequent to the beginning of a Plan Year, and have a minimum of (6) full months as active Participants during the Plan Year.

    Any deviation requires Corporate Salary Board approval.

4. Recommended awards for Participants whose MICP target levels change during the Plan Year will be pro-rated (based on number of months at old versus new target level), if the new target level is in effect for less than (9) months during the Plan Year.

    Any deviation requires Business Area Executive Vice President or Executive Office review and approval as appropriate.

5. The aggregate of all Participant's incentive awards determined under items C and D below will be recommended to the Committee for its consideration.

6. Any calculation of incentive awards under this exhibit shall be subject to the provisions of the Plan and in the event of any conflict between the terms or application of this Exhibit A and the Plan, the Plan shall prevail.


B.  TARGET LEVELS
    -------------

    Target levels are based on the level of importance and responsibility of the position in the organization as determined by the Business Area Executive Vice President and/or major corporate function head subject to approval by the Executive Office.

      Position                           Target
      --------                           ------

      Chief Executive Officer             100%
      President                           75%
      Exec. VP.                           65%
      Other Elected Officers              55%
                                          50%
                                          45%
      Other Eligible Positions            40%
                                          35%
                                          30%
                                          25%
                                          20%
                                          15%

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C.  INDIVIDUAL PERFORMANCE FACTORS
    ------------------------------

    Individual performance factors are normally in increments of 0.05 and will have the following definitions:


     Factor                Definition
     ------                ----------

  1.20 - 1.30    Performance vastly superior to expectations and peers within the organization.

  1.05 - 1.15    Consistently exceeds expected performance.

  1.00           Consistently meets all requirements and expectations.

  0.80 - 0.90    Performance meets most, but not all job requirements and
                 expectations.

  0.60 - 0.70    Performance meets some objectives, but overall performance below expected levels.

  0.00           Performance fails to meet job requirements.


D.  ORGANIZATIONAL PERFORMANCE FACTORS
    ----------------------------------

l. Specific objectives will be established by the Executive Office and the rating will depend on the assessment of the quality of performance by each operating unit, or the corporate staff in accomplishing the objectives based on the following schedule:


          1.50   Far exceeded organizational objectives in all categories.

          1.30 On balance, exceeded high performance expectations in most categories.

          1.00 Achieved all objectives or on balance met high performance expectations.

          0.75 Met most objectives. Overall performance was good, but not as high as possible or expected.

          0.50 Met few objectives, but overall performance not as good as possible or expected.

          0.0    Did not achieve sufficient overall performance level.


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2.  Intermediate organizational ratings, as deemed appropriate by the Executive
    Office for results achieved, may be assigned normally in increments of 0.05.

3. Weighting of organizational performance may be applied, as deemed appropriate by the Executive Office.

                                      iv